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SPINE-TECH, INC.
EXHIBIT 11---STATEMENT RE:  COMPUTATION OF INCOME (LOSS) PER SHARE
(Unaudited)

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                                                     Three Months Ended              Six Months Ended
                                                         June 30,                        June 30,
                                               ----------------------------     --------------------------
                                                     1997           1996             1997           1996
                                               -------------   ------------     ------------    ----------
PRIMARY INCOME (LOSS) PER SHARE:
   Weighted average shares outstanding            10,091,531      9,824,959       10,051,533     9,765,828

   Net effect of dilutive stock options --
    based on the treasury stock method             1,649,252             --        1,594,973            --
                                               -------------   ------------     ------------    ----------
                                                  11,740,783      9,824,959       11,646,506     9,765,828
                                               -------------   ------------     ------------    ----------
                                               -------------   ------------     ------------    ----------


    Net income (loss)                           $  2,949,818    $  (585,457)    $  4,139,315    $ (940,461)
                                               -------------   ------------     ------------    ----------
                                               -------------   ------------     ------------    ----------


    Primary income (loss) per share             $       0.25    $     (0.06)    $       0.35    $    (0.10)
                                               -------------   ------------     ------------    ----------
                                               -------------   ------------     ------------    ----------

FULLY DILUTED INCOME (LOSS) PER SHARE:
   Weighted average shares outstanding            10,091,531      9,824,959       10,051,533     9,765,828

   Net effect of dilutive stock options --
    based on the treasury stock method             1,603,075             --        1,603,075            --
                                               -------------   ------------     ------------    ----------
                                                  11,694,606      9,824,959       11,654,608     9,765,828
                                               -------------   ------------     ------------    ----------
                                               -------------   ------------     ------------    ----------

                                               -------------   ------------     ------------    ----------
   Net income (loss)                            $  2,949,818    $  (585,457)    $  4,139,315    $  (940,461)
                                               -------------   ------------     ------------    ----------
                                               -------------   ------------     ------------    ----------

   Fully diluted income (loss) per share        $       0.25    $     (0.06)    $       0.35    $    (0.10)
                                               -------------   ------------     ------------    ----------
                                               -------------   ------------     ------------    ----------

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